Exhibit 16.1
Atlantis Technology Group
Form 8-K/A
File # 0-16286

Letterhead of S. W. Hatfield, CPA

December 2, 2009

U. S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Gentlemen:

On December 2, 209, this Firm received a draft copy of a Current Report on Form 8-K/A to be filed by Atlantis Technology Group, (SEC File #0-16286, CIK # 812805)  (Company) reporting an Item 4.01 - Changes in Registrant’s Certifying Public Accountant.

We have no disagreements with the statements made in the draft Form 8-K/A Item 4.01 disclosures which we read.

Yours truly,

/s/ S. W. Hatfield, CPA

S. W. Hatfield, CPA
Dallas, Texas
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